UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2010

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Goals & Bonus Plan.  On April 8, 2010, the Compensation Committee approved the Cheniere Energy, Inc. 2010 Goals & Bonus Plan (the “2010 Goals & Bonus Plan”).  The Corporate Plan under the 2010 Goals & Bonus Plan covers all employees of the Company not designated as participants in the Company’s field operator and technician plan and is designed to link the performance goals and bonus awards for the 2010 performance year to margin goals that are tied to short-term and long-term contracts entered into by the Company.

Bonus Pool.  A bonus pool will be generated for the 2010 performance year from which bonuses (“Bonuses”) will be paid to the participants.  The bonus pool will be funded based on the total amount of gross margins (defined as earnings minus direct costs (non-GAAP measure)) generated from short-term and long-term contracts entered into by the Company during the 2010 fiscal year.  The bonus pool will have a minimum funding of $5,000,000 (“$5,000,000 Minimum Funding”), which will be increased with 12 percent of any gross margin generated from short-term and long-term contracts.  Gross margins generated from short-term contracts, which are defined as contracts entered into for a period of less than four years, will fund the bonus pool only to the extent that gross margins from short-term contracts are credited to the 2010 fiscal year (the “Short-Term Component”).  Gross margins generated from long-term contracts, which are defined as contracts entered into for a period of four years or more, will equal the present value of the gross margins over the contract(s) term, applying a 15% discount rate to gross margins in year four and beyond (the “Long-Term Component”).

Payout.   Following the 2010 performance period, the $5,000,000 Minimum Funding and the Short-Term Component of the Bonus will be paid in cash no later than February 28, 2011, to participants who are employees of the Company as of such payment date.  The Long-Term Component of the Bonus will be paid to the participants in a combination of 50 percent cash and 50 percent equity, subject to vesting requirements and potential cash limitations described below.  Each participant’s cash and equity portion of the Long-Term Component will be determined no later than February 28, 2011, and will be paid in one-third installments.  The first installment of the cash and equity portions of the Long-Term Component will vest and be paid no later than February 28, 2011, to the participants who are employees of the Company as of that date (the “Initial Vesting Date”).  The second installment of the cash and equity portions of the Long-Term Component will vest and be paid to the participants on the first anniversary of the Initial Vesting Date, and the third installment will vest and be paid on the second anniversary of the Initial Vesting Date.  The total number of shares to be granted to participants under the equity portion of the Long-Term Component will be determined by dividing 50 percent of the total amount of the Long-Term Component by the average closing price of the Company’s common stock (“Stock”) as reported on the NYSE Amex, LLC for the month of December 2010.  The first installment of the equity portion of the Long-Term Component will be granted in the form of freely tradable shares of Stock.  The second and third installments of the equity portion of the Long-Term Component will be granted in the form of restricted stock of the Company (the “Restricted Stock Grant”).  The Stock and Restricted Stock Grants will be made from the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended (the “2003 LTIP”), or any successor plan.  In the event the Company does not have sufficient shares of Stock in the 2003 LTIP or a successor plan at the time of grant to fund the equity portion of the Bonus, then the Company may settle the unfunded equity portion of the Bonus with cash.

Except as set forth below, a participant shall forfeit any unvested portion of his or her Bonus if the participant’s employment with the Company terminates for any reason prior to the applicable vesting dates.  Any unvested portion of the Bonus shall become immediately vested and payable to the participant (or the beneficiary in the case of the participant’s death) if (i) the Company terminates the participant’s employment without Cause (as defined in the 2003 LTIP) or the participant terminates his or her employment for Good Reason (as defined in the 2003 LTIP), or (ii) the participant dies or incurs a Disability (as defined in the 2003 LTIP) or a Change of Control (as defined in the 2003 LTIP) occurs before the Bonus is fully vested. Notwithstanding the foregoing, in any circumstance in which the 2003 LTIP definitions of Disability or Change of Control would be operative and with respect to which the income tax under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), would apply or be imposed, but where such tax would not apply or be imposed if the meaning of the term “Disability” met the requirements of Section 409A(a)(2)(A)(ii) of the Code or “Change of Control” met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term “Disability” shall have the meaning ascribed to it within the meaning of Treas. Reg. §1.409A–3(i)(4) and “Change of Control” shall mean, but only for the transaction so affected, a “change in control event” within the meaning of Treas. Reg. §1.409A–3(i)(5).  If the payment of the Bonus would be subject to additional taxes and interest under Section 409A of the Code because the timing of such payment is not delayed as provided in Section 409A(a)(2)(B) of the Code, then such payment shall be paid on the date that is six months (plus one day) after the date of the participant’s termination of employment with the Company (or if such payment date does not fall on a business day, the next following business day), or such earlier date upon which such payment can be paid under Section 409A of the Code without being subject to such additional taxes and interest.

The total annual cash Bonus payment that may be paid to all participants is limited to $20,000,000 per year until the bonus pool is paid.  The Company has the right to take any action as may be necessary or appropriate to satisfy any federal, state, local or any other tax withholding obligations as it determines are necessary at the time payments of the Bonus are made.  The foregoing description of the 2010 Goals & Bonus Plan is qualified in its entirety by the actual plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits (filed herewith)

Exhibit Number        Description

10.1	2010 Goals & Bonus Plan*

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY INC.
/s/ Meg A. Gentle
Meg A. Gentle Senior Vice President and Chief Financial Officer
Date: April 14, 2010

EXHIBIT INDEX

Exhibit Number        Description

10.1	2010 Goals & Bonus Plan*

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*Filed Herewith